Exhibit 16.2

Letter on Change in Certifying Accountants

May 13, 2010

Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read Greenhouse Holdings, Inc.'s statements included under Item 4.01 of its Amended Form 8-K dated March 11, 2010 and we agree with such statements concerning our firm.

/s/Li & Company, PC